Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-132111, 333-150986 and 333-158738 on Form S-8 of our report dated June 29, 2009, relating to the financial statements and financial statement schedule of the United Airlines Management and Administrative 401(k) Plan appearing in this Annual Report on Form 11-K of the United Airlines Management and Administrative 401(k) Plan for the year ended December 31, 2008.

/s/ DELOITTE & TOUCHE LLP Chicago, IL June 29, 2009